UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On May 31, 2026, Netcapital Inc. (the “Company”) entered into a non-binding letter of intent, dated May 30, 2026 (the “LOI”), with RezyFi, Inc., a Florida corporation (“RezyFi” or the “Seller”), regarding the proposed acquisition by a newly formed wholly owned South Dakota subsidiary of the Company (“SD Holdco”) of substantially all of the assets and assumed liabilities of Resmac, Inc., a Florida corporation and wholly owned subsidiary of RezyFi (“Resmac”). The proposed transaction remains subject to due diligence, regulatory approvals, board approval, execution of a definitive agreement, and other closing conditions. Except for Sections 6, 7, and 8 of the LOI, including exclusivity, confidentiality, public disclosure, expenses, governing law, no broker, counterpart signatures, and related general provisions, the LOI does not constitute a binding agreement to consummate the proposed transaction, and no binding obligation to consummate the proposed transaction will arise unless and until the parties execute a definitive agreement.

Resmac is a residential mortgage bank. According to the LOI, Resmac holds active HUD Title II non-supervised direct endorsement mortgagee approval, operates in eleven states, and maintains warehouse financing relationships. The LOI contemplates that the proposed transaction would be structured as an asset purchase by SD Holdco of substantially all of the assets and assumed liabilities of Resmac, including state mortgage lending licenses, HUD Title II non-supervised direct endorsement mortgagee approval and related FHA certifications and approvals, mortgage servicing rights, mortgage loans held for sale and investment, technology systems and loan origination platforms, trade names, domain names, trademarks, customer and borrower relationships, and other contracts and operating arrangements necessary to conduct Resmac’s mortgage origination, servicing, and related business as a going concern, in each case subject to required consents and approvals.

Under the LOI, the total acquisition value for the acquired assets is $5,000,000, payable solely through the issuance by SD Holdco to RezyFi of 2,500,000 shares of SD Holdco Series A Convertible Preferred Stock, with a stated value of $2.00 per share. No cash consideration would be paid by the Company, and no shares of the Company’s common stock or other securities of the Company would be issued as acquisition consideration. The SD Holdco preferred stock would not be convertible into, or exchangeable for, securities of the Company. The LOI provides that the SD Holdco preferred stock would have cumulative dividends at a rate of 6% per annum on the stated value, payable in kind in additional shares of SD Holdco preferred stock only when, as, and if declared by the SD Holdco board of directors; would be convertible only into shares of SD Holdco common stock; would vote together with SD Holdco common stock on an as-converted basis; would have a liquidation preference equal to the stated value plus accrued and unpaid dividends; and would be subject to an eighteen-month lock-up period following the spinout or conversion, as applicable.

The LOI also provides that RezyFi may be eligible to receive additional shares of SD Holdco preferred stock if specified milestones are achieved. These potential earnout shares include up to 1,000,000 additional shares of SD Holdco preferred stock if the Resmac business unit achieves cumulative GAAP revenue of at least $10,000,000 within twenty-four months after closing, as confirmed by SD Holdco’s independent accountants, and up to 500,000 additional shares of SD Holdco preferred stock if SD Holdco completes a Form S-1 registered public offering declared effective by the Securities and Exchange Commission resulting in gross proceeds of at least $10,000,000.

The LOI contemplates that, following closing, the Company and SD Holdco would use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission a registration statement on Form S-1 registering equity securities of SD Holdco for public distribution. The LOI states that SD Holdco would target gross proceeds from the S-1 offering of not less than $15,000,000. The LOI further contemplates that the Company would distribute its interest in SD Holdco to Company shareholders of record as a dividend spinout, creating a separate public financial services company in which both Company shareholders and RezyFi would hold equity interests. No assurance can be given that any S-1 registration statement will be filed or declared effective, that any financing will be completed, that any trading market for SD Holdco securities will develop, or that any spinout or distribution will occur.

The closing of the proposed transaction is subject to multiple conditions, including, among others: prior written approval from HUD for the change of control of Resmac’s Title II non-supervised direct endorsement mortgagee approval; written evidence satisfactory to the Company’s independent counsel that RezyFi’s existing share exchange agreement with ECGI Holdings, Inc. has been validly terminated, has expired by its terms, or does not restrict or encumber the proposed transaction; written consents from Resmac’s warehouse lenders; receipt of, or written confirmation of pending approval of, required state mortgage lending license transfers or new applications; completion of confirmatory due diligence by the Company to its satisfaction within forty-five days after execution of the LOI; no material adverse change in Resmac’s business, financial condition, regulatory approvals, HUD approval status, or warehouse lending availability; approval of the proposed transaction by the Company’s board of directors following disclosure of all related-party relationships; filing of the certificate of designation for the SD Holdco preferred stock; execution of specified leadership and compensation arrangements; and execution of a definitive agreement and ancillary agreements satisfactory to both parties and their respective independent legal counsel.

The LOI includes a binding exclusivity provision. During the ninety-day period following execution of the LOI, RezyFi, Resmac, and their respective officers, directors, shareholders, employees, agents, and advisors may not solicit, initiate, encourage, entertain, or engage in discussions or negotiations regarding competing acquisition, merger, asset sale, equity investment, or similar transactions involving Resmac or its assets. The exclusivity provision expressly includes any action to advance, consummate, or extend the closing of RezyFi’s existing agreement with ECGI Holdings, Inc. If RezyFi breaches the exclusivity covenant, including by re-engaging ECGI Holdings, Inc. or any other third party during the exclusivity period, RezyFi is required to pay the Company $250,000 in cash within ten business days of the breach as liquidated damages, without prejudice to equitable remedies including specific performance and injunctive relief. The Company may terminate the LOI and its obligations thereunder at any time upon written notice to RezyFi, including following completion of due diligence, with no payment or other obligation to RezyFi.

The LOI also contains binding confidentiality and public disclosure provisions. The parties agreed to maintain the confidentiality of non-public information received in connection with the LOI and the proposed transaction, subject to specified exceptions. The LOI provides that the Company, as a reporting company under the Securities Exchange Act of 1934, is required to file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing execution of the LOI. The LOI also provides that RezyFi will have advance notice and a reasonable opportunity to review public disclosure for factual accuracy prior to filing.

The LOI states that the Company is required to disclose the pre-existing personal and professional relationship between Todd Violette, the Chief Executive Officer of the Company, and John Vu, the Chief Executive Officer of RezyFi, and the investment of approximately $250,000 held by VUVU Ventures, an entity affiliated with the Company’s Chief Executive Officer, in ECGI Holdings, Inc.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the federal securities laws, including statements regarding the proposed transaction, the proposed formation of SD Holdco, the potential acquisition of Resmac assets and assumed liabilities, the potential issuance of SD Holdco preferred stock, the potential filing of a Form S-1 registration statement, the potential completion of a financing, the potential spinout or distribution of SD Holdco securities to Company shareholders, the potential development of a trading market for SD Holdco securities, and the expected benefits of the proposed transaction. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. The proposed transaction is subject to numerous conditions, including due diligence, regulatory approvals, third-party consents, board approval, and execution of a definitive agreement. The LOI is non-binding with respect to the proposed acquisition, except for specified binding provisions. There can be no assurance that the parties will enter into a definitive agreement, that the proposed transaction will be completed, that any financing will be obtained, that any registration statement will be filed or declared effective, or that any spinout, distribution, or public trading market will occur.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Non-Binding Letter of Intent, dated May 30, 2026 and executed May 31, 2026, by and between Netcapital Inc. and RezyFi, Inc., regarding the proposed acquisition of substantially all assets and business operations of Resmac, Inc., including the exhibits thereto.
99.1	Press Release, dated June 4, 2026, announcing Netcapital Inc.’s entry into a non-binding letter of intent with RezyFi, Inc. regarding the proposed acquisition of Resmac mortgage banking assets.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

	By:	/s/ Todd Violette
	Name:	Todd Violette
	Title:	Chief Executive Officer
Dated June 4, 2026

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